Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$575,383
Unrealized Gain (Loss) on Market Value of Futures	464,020
Interest Income	29,236
Total Income (Loss)	$1,068,639

Expenses
K-1 Tax Expense	$26,480
Investment Advisory Fee	9,154
Audit Fees	8,458
Brokerage Commissions	742
NYMEX License Fee	465
Non-interested Directors' Fees and Expenses	220
Total Expenses	45,519
K-1 Tax Expense Waiver	(24,389)
Audit Fees Waiver	(7,413)
Net Expenses	$13,717
Net Gain (Loss)	$1,054,922

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/08	$17,883,051
Net Gain (Loss)	1,054,922

Net Asset Value End of Period	$18,937,973
Net Asset Value Per Unit (300,000 Units)	$63.13

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502